UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2009 (July 2, 2009)

GASTAR EXPLORATION LTD.

(Exact Name of Registrant as Specified in Its Charter)

ALBERTA, CANADA	001-32714	38-3324634
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1331 LAMAR STREET, SUITE 1080

HOUSTON, TEXAS 77010

(Address of principal executive offices)

(713) 739-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	– ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 2, 2009, Gastar Exploration New South Wales, Inc. (“GENSW”) and Gastar Exploration USA, Inc. (“Gastar USA”), each wholly-owned subsidiaries of Gastar Exploration Ltd. (“the Company”), entered into a definitive agreement (the “Sale Agreement”) with Santos QNT Pty Ltd. and Santos International Holdings Pty Ltd. (collectively, “Santos”) for the sale of all of the Company’s interest in Petroleum Exploration Licenses 238, 433, and 434 in New South Wales, Australia and the concurrent sale of the Company’s shares of Gastar Power Pty Ltd (“Gastar Power”), the entity holding the Company’s 35% interest in the Wilga Park Power Station (collectively, the “Australian Assets”).

Subject to the terms of the Sale Agreement, GENSW and Gastar Power agreed to sell the Australian Assets for an initial aggregate purchase price of approximately US $240 million. The transaction is expected to close on July 10, 2009, subject to satisfaction of certain closing conditions, including receipt of certain third party consents and completion of a confirming site visit by Santos prior to July 10. The Company expects the consents will be received and Santos will either complete or waive its right to the site visit. At closing Santos will make an initial payment before taxes of approximately US $224 million to the Company, which includes the release from escrow of a US $15 million deposit made by Santos upon the execution of the Sale Agreement. In the event either the Company or Santos terminates the transaction for reasons other than a breach of a condition precedent by the non-terminating party prior to closing, the non-terminating party shall be entitled to the $15 million deposit. The remaining US $16 million of the aggregate US $240 million purchase price shall be paid by Santos to the Company upon the receipt of certain governmental approvals of the transfer of the Company’s interest in the Petroleum Exploration Licenses 433 and 434 and Petroleum Production License 3. In the event such governmental approvals are not obtained within nine months of the closing date, Santos will retain the remaining US $16 million and will take all necessary actions to transfer the participating interests in Petroleum Exploration Licenses 433 and 434 and Petroleum Production License 3, excluding PEL 238, to GENSW.

Under the terms of the Sale Agreement, Santos shall pay an additional $16 million to GENSW if the independently certified gross 2P (proved plus probable) reserves for the PEL 238 coal bed methane project are at least 1.3 Tcf at December 31, 2009. At the election of the Company, this $16 million payment shall be made either in cash, ordinary shares of Santos, or a combination of cash and ordinary shares of Santos. Additionally, the Sale Agreement acknowledges the Company’s retention of its right to future cash payments of up to US $10 million pursuant to a pre-existing farm-in agreement in the event certain production thresholds are reached on PEL 238. Subject to the terms of the Sale Agreement, Gastar USA has undertaken certain indemnification obligations for the breach of warranties which will remain in effect until the expiration of the twelve month or three year period commencing the date of the closing, as applicable.

Upon final closing the Company currently expects aggregate after-tax net proceeds from the sale of the Australian Assets of approximately US $175 million, excluding any additional reserve or production threshold payments described above. Net proceeds will be used to repay a portion of the outstanding debt under the Company’s secured revolving credit facility, to repay in full its US $25 million secured term loan (plus a $2.5 million repayment premium) and to repay in full its US $30 million convertible subordinated debentures upon their maturity in November 2009. Remaining proceeds are expected to be used to finance an offer to repurchase any and all of the Company’s US $100 million principal amount 12  3/4% senior secured notes due 2012 at a price of 106.375% of par, in accordance with the terms of the governing indenture.

Tudor, Pickering, Holt & Co. Securities, Inc. acted as financial advisor in connection with the transaction and, in that capacity, provided a fairness opinion to the Board of Directors of the Company.

A copy of the Sale Agreement is filed herewith as Exhibit 10.1 hereto, and is incorporated herein by reference.

ITEM 7.01	– REGULATION FD DISCLOSURE

The Company issued a press release on July 2, 2009 announcing (i) GENSW’s and Gastar USA’s entry into the Sale Agreement with Santos as set forth under Item 1.01, (ii) the Company’s intent to voluntarily de-list its common shares from trading on the Toronto Stock Exchange following the completion of the sale of the Australian Assets, and (iii) the Company’s intent to effect a 1-for-5 reverse share consolidation on or about July 31, 2009, subject to further announcement. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. A statement identified by the words “expects”, “projects”, “plans”, and certain of the other foregoing statements may be deemed forward-looking statements. Although Gastar believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks related to unexpected adverse developments in the status of the properties, the absence or delay in receipt of government approvals or third party consents, or an unanticipated need for using a portion of net cash proceeds from the announced transaction.

ITEM 9.01	– FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description of Document

10.1	Sale Agreement dated July 2, 2009, by and among Gastar Exploration USA, Inc., Gastar Exploration New South Wales, Inc., Santos QNT Pty Ltd and Santos International Holdings Pty Ltd.

99.1	Press Release dated July 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GASTAR EXPLORATION LTD.

Date: July 6, 2009	/s/ J. RUSSELL PORTER
J. Russell Porter Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Document

10.1	Sale Agreement dated July 2, 2009, by and among Gastar Exploration USA, Inc., Gastar Exploration New South Wales, Inc., Santos QNT Pty Ltd and Santos International Holdings Pty Ltd.

99.1	Press Release dated July 2, 2009.

5